UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 18, 2007

ATS Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-51552	11-3747850
(State or other	(Commission File Number)	(IRS Employer
jurisdiction of incorporation)		Identification No.)

7915 Jones Branch Drive, McLean, Virginia	22102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 506-0088

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note: The Registrant is filing this Current Report on Form 8-K/A in order to amend its Current Report on Form 8-K filed with the Securities and Exchange Commission on April 24, 2007 (the “Form 8-K”) to include the interim period from January 1, 2007 to the date that the client-auditor relationship ceased on April 18, 2007 in connection with its disagreements and reportable events disclosure. Accordingly, the disclosure in Items 4.01 and 9.01 of the Form 8-K are revised as set forth below.

Item 4.01               Changes in Registrant’s Certifying Accountant

(a)           On April 18, 2007, ATS Corporation (the “Company”) notified Eisner LLP (“Eisner”), the Company’s independent registered public accounting firm since the Company’s inception on April 12, 2005, that it had elected to change independent registered public accounting firms and, therefore, was dismissing Eisner.  The decision to change accountants was approved by the Audit Committee of the Company’s Board of Directors.

Eisner’s reports on the Company’s audits of financial statements from April 12, 2005 (inception) through December 31, 2005 and the fiscal year ended December 31, 2006 contained no adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.  Eisner’s report on the effectiveness of the Company’s internal control over financial reporting as of December 31, 2006 expressed an adverse opinion because of the existence of material weaknesses.

During the period from April 12, 2005 (inception) to December 31, 2005 and the fiscal year ended December 31, 2006 and through April 18, 2007 (the “Relevant Period”), the Company had no disagreements with Eisner, whether resolved or unresolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to Eisner’s satisfaction, would have caused Eisner to make reference to the subject matter of the disagreement in connection with its reports.

During the Relevant Period, there were no “reportable events” as defined in Regulation S-K Item 304(a)(1)(v) except as previously reported with respect to the evaluation of the effectiveness of its internal controls over financial reporting as of December 31, 2006, as was disclosed by the Company in Item 9A of the Company’s Form 10-K for the year ended December 31, 2006, as follows:

Our Management, including our Chief Executive Officer and Chief Financial Officer, conducted an assessment of the effectiveness of our internal controls over financial reporting as of December 31, 2006, based on the criteria set forth in the framework in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (“COSO”).  We determined that our internal control over financial reporting was ineffective because of the following material weaknesses as described below:

•                                          Through December 31, 2006, we had no operations, no full-time personnel and very few personnel of any kind.  Our activities from inception in late 2005 and into 2006 focused on completing our initial public offering, identifying acquisition candidates and then completing the acquisition of ATSI.  As a result of these factors, we had neither the resources, nor the personnel, to have in place adequate internal control.  The material weaknesses in our internal control over financial reporting related primarily to our inabilities to segregate duties.

•                                          In addition, we lacked documentation of the policies and procedures that were in place.

The Company has authorized Eisner to respond fully to the inquiries of the successor accountant concerning the subject matter of this material weakness.

The Company has provided a copy of this report to Eisner and has requested that Eisner furnish a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by the Company and, if not, stating the respects in which it does not agree.  A copy of this letter is filed as an exhibit to this current report on Form 8-K.

(b)           On April 24, 2007, the Company engaged Grant Thornton LLP (“Grant Thornton”) as its new independent registered public accounting firm.  During the two most recent fiscal years and the interim period preceding the engagement of Grant Thornton, neither the Company, nor anyone on its behalf, consulted Grant Thornton regarding either (i) the application of accounting principles to a specified completed or contemplated transaction, (ii) the type of audit opinion that might be rendered by Grant Thornton or (iii) any matter that was the subject of a disagreement between the Company and its former auditor as described in Item 304(a)(1)(iv) of Regulation S-K, or a reportable event as described in Item 304(a)(1)(v).

Item 9.01               Financial Statements and Exhibits

(d)  Exhibits

16.1                           Letter of Eisner LLP required by Item 304(a)(3) of Regulation S-K

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  April 27, 2007

ATS CORPORATION

By:	/s/ Edward H. Bersoff
Dr. Edward H. Bersoff
Chairman, President and
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

16.1	Letter of Eisner LLP required by Item 304(a)(3) of Regulation S-K